   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 10, 1994.



                                                       REGISTRATION NO. 33-56143

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             CARMIKE CINEMAS, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     58-1469127
       (State or other jurisdiction of                       (I.R.S. Employer
        incorporation or organization)                     Identification No.)

                               1301 FIRST AVENUE
                            COLUMBUS, GEORGIA 31901
                                 (706) 576-3400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                              JOHN O. BARWICK, III
                           VICE PRESIDENT -- FINANCE
                             CARMIKE CINEMAS, INC.
                               1301 FIRST AVENUE
                            COLUMBUS, GEORGIA 31901
                                 (706) 576-3400
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ---------------------
                                WITH A COPY TO:

     JAMES J. CLARK, ESQ.            MICHAEL W. PATRICK          PATRICIA A. WILSON, ESQ.
    CAHILL GORDON & REINDEL               PRESIDENT                  TROUTMAN SANDERS
        80 PINE STREET              CARMIKE CINEMAS, INC.       600 PEACHTREE STREET, N.E.
   NEW YORK, NEW YORK 10005           1301 FIRST AVENUE                 SUITE 5200
                                   COLUMBUS, GEORGIA 31901           NATIONSBANK PLAZA
                                                                ATLANTA, GEORGIA 30308-2216

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                             ---------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                             ---------------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
                             ---------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses to be paid in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are as follows:

    SEC Registration Fee......................................................  $ 22,989
    NASD Filing Fee...........................................................     7,167
    Legal Fees and Expenses...................................................   125,000
    Accounting Fees and Expenses..............................................    25,000
    Printing Fees and Expenses................................................   125,000
    Blue Sky Fees and Expenses................................................    25,000
    Exchange Listing Fee......................................................     9,468
    Miscellaneous.............................................................    10,376
                                                                                --------
              Total...........................................................  $350,000
                                                                                ========

     All of the above items are estimates except the SEC Registration Fee, the NASD Filing Fee and the Exchange Listing Fee.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

     sec. 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
               INSURANCE

          (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or

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

     suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and
     (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

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

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article VI of the Company's Bylaws provides in regard to indemnification of directors and officers as follows:

     The corporation shall indemnify and hold harmless, to the full extent and under the circumstances permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses, liability and loss reasonably incurred. This right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators.

     This right of indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition shall not be exclusive of any other right to which any other person may have or hereafter acquire under any statute, Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the indemnification of directors and officers.

     The Corporation may maintain insurance to protect itself and any director, officer, employee or agent of the Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Delaware Corporate Law.

     Article 9 of the Company's Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction for which the director derived an improper personal benefit. This Article NINTH shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article NINTH became effective.

ITEM 16.  EXHIBITS


EXHIBIT
NUMBER                                             EXHIBIT
- ------       -----------------------------------------------------------------------------------
*1       --  Form of Purchase Agreement
 4.1     --  Restated Certificate of Incorporation of the Company (filed as Exhibit 3(a) to
             Amendment No. 1 to the Company's Registration Statement on Form S-1 (No. 33-8007),
             and incorporated herein by reference).
 4.2     --  By-Laws of the Company (filed as Exhibit 3(b) to the Company's Form 10-K for the fiscal year ended December 31, 1987, and incorporated herein by reference).

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



EXHIBIT
NUMBER                                             EXHIBIT
- ------       -----------------------------------------------------------------------------------
*5       --  Opinion of Troutman Sanders as to the legality of the securities being registered.
*23.1    --  Consent of Ernst & Young LLP
*23.2    --  Consent of Troutman Sanders (contained in Exhibit 5)
*24      --  Powers of Attorney (filed on signature page to registration statement on Form S-3 filed on October 25, 1994)


- ---------------


* Previously filed.


ITEM 17.  UNDERTAKINGS.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 10th day of November, 1994.


                                          CARMIKE CINEMAS, INC.


                                          By:   /s/  JOHN O. BARWICK, III
                                             -------------------------------
                                                    John O. Barwick, III
                                                  Vice-President-Finance;
                                                         Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on November 10, 1994.



                 SIGNATURE                                         TITLE
- --------------------------------------------    --------------------------------------------

              *  C.L. PATRICK                   Chairman of the Board of Directors
- ----------------------------------------
                C.L. Patrick

               *  MICHAEL W. PATRICK            President; Director (Chief Executive
- ----------------------------------------          Officer)
             Michael W. Patrick

            /s/  JOHN O. BARWICK, III           Vice President -- Finance; Treasurer (Chief
- ----------------------------------------          Financial and Accounting Officer)
            John O. Barwick, III

               *  CARL L. PATRICK, JR.          Director
- ----------------------------------------
            Carl L. Patrick, Jr.

                  *  CARL E. SANDERS            Director
- ----------------------------------------
              Carl E. Sanders

                *  JOHN W. JORDAN, II           Director
- ----------------------------------------
             John W. Jordan, II


               *  DAVID W. ZALAZNICK            Director
- ----------------------------------------
             David W. Zalaznick

*By:        /s/  JOHN O. BARWICK, III
- ----------------------------------------
            John O. Barwick, III
              Attorney-in-fact


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